Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Accelerize New Media, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146789) of Accelerize New Media, Inc. of our report dated March 25, 2014 relating to the financial statements, which appears in this Form 10-K.

/s/RBSM LLP

New York, New York

March 25, 2014